SECURITIES PROCEEDS ESCROW AGREEMENT

This   Agreement   is  made  and   entered   into  this  date  by  and   between
CarPartsOnSale.com, Inc. ("Company") and First American Stock Transfer ("Escrow Agent").

WHEREAS, the Company will be offering a minimum of 400,000 shares its common stock to certain purchasers; and

WHEREAS, the Company is desirous that all proceeds from their sale be held in an escrow until receipt by the Escrow Agent of funds as described in Section 4 below.

NOW, THEREFORE, IT IS AGREED AS FOLLOWS:

1.       FUNDS TO BE PLACED IN ESCROW.
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All funds  received from the sale of the stock subject to this Escrow  Agreement on or after the datehereof shall be paid to the Escrow Agent and deposited by Escrow Agent in an escrow account. During the term of this Escrow Agreement, the Company shall cause all checks received by it in payment for the Stock to be either payable to the Escrow Agent or endorsed forthwith to such Escrow Agent. The Escrow Agent shall place the funds in a interest bearing account at a federally chartered bank. In this fashion there will be no need for accounting of accumulated interest to the Company nor to Subscribers.

2. IDENTITY OF SUBSCRIBERS. The Company shall cause to be delivered to the Escrow Agent a signed counterpart of each Subscription Agreement which shall contain, among other things, the name and address of each subscriber thereto, the date and amount subscribed, and the amount paid, or, in the alternative, shall furnish to the Escrow Agent with each deposit of funds in the escrow a list of the persons who have subscribed, showing the name, address, social security number, date and amount of subscription and amount of money paid. All funds so deposited shall remain the property of the subscriber and shall not be subject to any liens or charges by the Escrow Agent, or judgments or creditors' claims against the Company until released to said Company.

3. DUTY OF THE ESCROW AGENT. The sole duty of the Escrow Agent, other than as hereinafter specified, shall be to receive said funds and hold them subject to release, in accordance with these instructions, and the Escrow Agent shall be under no duty to make certain that the Company is complying with requirements of any securities laws in tendering to the Escrow Agent said proceeds of the sale of said Stock.

4 . RELEASE OF FUNDS. Upon receipt by the Escrow Agent of a minimum of $2,200,000 in cash from the sale of the Company's Stock, the Escrow Agent shall pay over to the Company all funds received by the Escrow Agent on the Company's behalf, together with any interest but less any fees due the Escrow Agent by the Company.

In the event that the $2,200,000 is not received by the Escrow Agent pursuant to this Agreement before the termination of this Agreement as set forth in Section 5 below, the Escrow Agent shall refund to each subscriber, at the address appearing on the Subscription Agreement or the list of subscribers, or at such other address as shall be provided the Escrow Agent by the subscriber in writing, all sums paid by the subscriber and received by the Escrow Agent, together with any accrued interest. Unless otherwise notified in writing, the Escrow Agent may conclusively consider the address appearing on the Subscription Agreement or list of subscribers as the correct address of each subscriber.


5.       DURATION AND TERMINATION.  This Escrow Agreement shall terminate on 5.
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August 31, 2001. This Escrow  Agreement shall also terminate upon written notice to the Escrow Agent that the registration for the sale of the Company's securities has been revoked by the U.S. Securities and Exhange Commision or upon notice to the Escrow Agent of the bankruptcy or dissolution of the Company.


6. CONTROVERSY. If any controversy arises between the parties hereto or with any third person, the Escrow Agent shall not be required to determine the same or to take any action, but may await the settlement of any such controversy by final appropriate legal proceedings, or otherwise as the Escrow Agent may require, or the Escrow Agent may, in its discretion, institute such appropriate interpleader or other proceedings in connection therewith as it may deem proper, notwithstanding anything in this Agreement to the contrary. In any such event, the Escrow Agent shall not be liable for interest or damages to the Company or the subscribers.

7. ESCROW AGENTS LIABILITY. The Escrow Agent's obligations and duties in connection herewith are confined to those specifically enumerated in this Agreement. The Escrow Agent shall not be in any manner liable or responsible for the sufficiency, correctness, genuineness or validity of any instruments deposited with it or with reference to the form of execution thereof, or the identity, authority or rights of any person executing or depositing same, and the Escrow Agent shall not be liable for any loss that may occur by reason of forgery, false representation or the exercise of its discretion in any particular manner or for any other reason, except for its own negligence or willful misconduct.

8. ESCROW AGENTS FEE. The Escrow Agent's fee is set forth in Exhibit A, attached hereto. The receipt of the opening fee as listed in Exhibit A by the Escrow Agent is hereby acknowledged. The fee agreed upon for services rendered hereunder is intended as full compensation for the Escrow Agent's services as contemplated by this Agreement; however, in the event that the conditions of this Escrow Agreement are not fulfilled, or the Escrow Agent renders any material service not contemplated in this Agreement, or there is any assignment of interest in the subject matter of this Escrow Agreement, or any material modification hereof, or if any material controversy arises hereunder, or the Escrow Agent is made a party to or justifiably intervenes in any litigation pertaining to this Escrow Agreement, or the subject matter hereof, the Escrow Agent shall be reasonably compensated for such extraordinary services and reimbursed for all costs and expenses, including reasonable attorney fees occasioned by any delay, controversy, litigation or event, and the same may be recoverable from the Company only.

9. BINDING AGREEMENT AND SUBSTITUTION OF ESCROW AGENT. The terms and conditions of this Agreement shall be binding on the heirs,, executors and assign, creditors or transferees, or successors in interest, whether by operation of law or otherwise, of the parties hereto. If, for any reason, the Escrow Agent named herein should be unable or unwilling to continue as such Escrow Agent, then the Company may substitute, with the consent of all of the subscribers hereto for whom the Escrow Agent is at that time holding funds, another person to serve as Escrow Agent. Any apportionment of the fees provided for in Section 8 will be subject to agreement of the parties.


10. REVIEW OF RECORDS The administrators of the states listed in exhibit b shall have the right to inspect and make copies of the records of the escrow agent at any reasonable time wherever the records are located.

11.      LAW  GOVERNING.  This  Agreement  shall be governed by and  construed
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in  accordance  with the laws of the State of Arizona.


IN WITNESS WHEREOF, the parties have hereunto severally caused this Agreement to be executed as of the day and year first above written.

Date:

CarPartsOnSale.com, Inc.                          First American Stock Transfer


By: Scott E. Hudson                               By: Philip M. Young, President
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                                    EXHIBIT A


First American Stock Transfer, Inc. will charge a fee of $500 payable at the time of signing.

All designated expenses will be forwarded to the Company for payment.

A complete accounting of all funds received and expended will be furnished at the close of Escrow.


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                                    EXHIBIT B

                                 List of States

Alabama, Alaska, Arizona, Arkansas, California, Colorado, Connecticut, Delaware, D.C., Florida, Georgia, Hawaii, Idaho, Illinois, Indiana, Iowa, Kansas, Kentucky, Louisiana, Maine, Maryland, Massachusetts, Michigan, Minnesota, Mississippi, Missouri, Montana, Nebraska, Nevada, New Hampshire, New Jersey, New Mexico, North Dakota, New Mexico, Ohio, Oklahoma, Oregon, Pennsylvania, Rhode Island, South Carolina, South Dakota, Tennessee, Texas, Utah, Vermont, Virginia, Washington, West Virginia, Wisconsin, Wyoming, New York